================================================================================

             SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:                    [ ]  CONFIDENTIAL FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
[ ]  Preliminary Proxy Statement                   BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                M&F Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3) Filing Party:

     ---------------------------------------------------------------------------

     (4) Date filed:

     ---------------------------------------------------------------------------

                         [M&F BANCORP, INC. LETTERHEAD]



March 31, 2000


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of M&F Bancorp, Inc. at 10:00 a.m. on Wednesday, May 3, 2000. A formal notice describing the business to come before the meeting, Proxy Statement and a form of proxy upon which you may cast your vote are enclosed. The meeting will be held at the Sheraton Imperial Hotel and Convention Center, I-40 at Page Road, Research Triangle Park, North Carolina.


At the Annual Meeting, you will be asked to:

1. Elect six (6) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2001.

2. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to increase the number of authorized shares of Common Stock from 1,000,000 to 5,000,000 shares.

3. Approve amendments to the Articles of Incorporation of M&F Bancorp, Inc. that are designed to implement "anti-takeover" defenses. Specifically you will be asked to:

         a. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to eliminate the preemptive rights of stockholders to purchase additional shares upon issuance.

         b. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to eliminate the rights of stockholders to cumulate their votes in the election of directors.

         c. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. that would allow the Board of Directors to consider certain factors in approving or disapproving any potential merger offer.

         d. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring any potential acquirer to pay an equal price for all shares of M&F Bancorp, Inc. in the event of an acquisition offer.

         e. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that members of the Board of Directors may be removed only for cause.

         f. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that any transaction not recommended by the Board of Directors be approved by at least a three-fourths favorable vote of the stockholders.

         g. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that any amendment, repeal or deletion of the "anti-takeover" amendments be approved by at least a three-fourths favorable vote of the stockholders.


4. Ratify the selection of Deloitte & Touche, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ended December 31, 2000.

5. Consider whatever other business that may properly be brought before the annual meeting or any adjournment of the annual meeting.

Stockholder of M&F Bancorp, Inc.
March 31, 2000
Page 2




SOME OF THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING WILL REQUIRE THE FAVORABLE VOTE OF AT LEAST THREE-FOURTHS OF THE OUTSTANDING SHARES OF M&F BANCORP. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY ARE VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE SELF-ADDRESSED POSTAGE PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. THIS IS THE OFFICIAL PROXY AUTHORIZED BY THE BOARD OF DIRECTORS. AS NOTED IN THE FORMAL NOTICE, STOCKHOLDERS WHO EXECUTE A PROXY MAY ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

The Board of Directors unanimously recommends approval of all of the items to be considered at the Annual Meeting. We look forward to seeing you on May 3, 2000.


Sincerely,



Julia W. Taylor
Chairman, President and
Chief Executive Officer

                            [M&F BANCORP, INC. LOGO]

                  ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 3, 2000

                  ---------------------------------------------


To Our Stockholders:


You are invited to attend the 2000 annual meeting of stockholders of M&F Bancorp, Inc. to be held at the Sheraton Imperial Hotel and Convention Center, I-40 Exit at Page Road, Research Triangle Park, North Carolina on Wednesday, May 3, 2000 at 10:00 a.m., Eastern Time. At the annual meeting, you will be being asked to:


1. Elect six (6) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2001.

2. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to increase the number of authorized shares of Common Stock from 1,000,000 to 5,000,000 shares.

3. Approve amendments to the Articles of Incorporation of M&F Bancorp, Inc. that are designed to implement "anti-takeover" defenses. Specifically you will be asked to:

         a. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to eliminate the preemptive rights of stockholders to purchase additional shares upon issuance.

         b. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to eliminate the rights of stockholders to cumulate their votes in the election of directors.

         c. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. that would allow the Board of Directors to consider certain factors in approving or disapproving any potential merger offer.

         d. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring any potential acquirer to pay an equal price for all shares of M&F Bancorp, Inc. in the event of an acquisition offer.

         e. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that members of the Board of Directors may be removed only for cause.

         f. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that any transaction not recommended by the Board of Directors be approved by at least a three-fourths favorable vote of the stockholders.

         g. Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that any amendment, repeal or deletion of the "anti-takeover" amendments be approved by at least a three-fourths favorable vote of the stockholders.


4. To ratify the selection of Deloitte & Touche, L.L.P. as the independent auditor for the M&F Bancorp, Inc. for the fiscal year ending December 31, 2000.

5. Consider whatever other business that may properly be brought before the annual meeting or any adjournment of the annual meeting.


Stockholders of record at the close of business on March 17, 2000 are entitled to vote at the annual meeting or any adjournment of the annual meeting.


                                 BY ORDER OF THE BOARD OF THE BOARD OF DIRECTORS

                                 Fohliette W. Becote
                                 Corporate Secretary



Durham, North Carolina
March 31, 2000


WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO VOTING.

                            [M&F BANCORP, INC. LOGO]
                             2634 CHAPEL HILL BLVD.
                          DURHAM, NORTH CAROLINA 27707

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


M&F Bancorp, Inc. is sending this proxy statement to you for the solicitation of proxies by the Board of Directors of M&F Bancorp, Inc. to be voted at the annual meeting. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 31, 2000.


                          INFORMATION ABOUT THE MEETING

WHEN AND WHERE ARE THE ANNUAL MEETING?


The annual meeting will be held at 10:00 a.m., Eastern Time, on Wednesday, May 3, 2000 at the Sheraton Imperial Hotel and Convention Center, I-40 Exit at Page Road, Research Triangle Park, North Carolina.


WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

At the annual meeting, you will be asked to:

- Elect six (6) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2001.

- Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to increase the number of authorized shares of Common Stock from 1,000,000 to 5,000,000 shares.

- Approve amendments to the Articles of Incorporation of M&F Bancorp, Inc. that are designed to implement "anti-takeover" defenses. Specifically, you will be asked to:

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to eliminate the preemptive rights of stockholders to purchase additional shares upon issuance.

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. to eliminate the rights of stockholders to cumulate their votes in the election of directors.

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. that would allow the Board of Directors to consider certain factors in approving or disapproving any potential merger transaction.

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring any potential acquiror to pay an equal price for all shares of M&F Bancorp, Inc. in the event of an acquisition offer.

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that members of the Board of Directors may be removed only for cause.

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that any transaction not recommended by the Board of Directors be approved by at least a three-fourths favorable vote of the stockholders.

     - Approve an amendment to the Articles of Incorporation of M&F Bancorp, Inc. requiring that any amendment, repeal or deletion of the "anti-takeover" amendments be approved by at least a three-fourths favorable vote of the stockholders.


- Ratify the selection of Deloitte & Touche, L.L.P. as the independent auditor of M&F Bancorp, Inc. for the fiscal year ended December 31, 2000.


- Consider whatever other business that may properly come before the annual meeting.

WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on the record date, March 17, 2000, are entitled to receive notice of the annual meeting and to vote at the annual meeting. On March 17, 2000, there were 853,725 shares of M&F Bancorp, Inc. common stock outstanding, held by approximately 1,250 holders of record. Each share of M&F Bancorp, Inc. common stock is entitled to one vote on each matter considered at the meeting, including one vote for each director to be elected. Stockholders are entitled to cumulate their votes in the election of directors.

WHAT CONSTITUTES A QUORUM?

The presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the annual meeting is required for a quorum to exist at the annual meeting. For this purpose, abstentions and broker non-votes are counted in determining the shares present at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors. The six nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees for election to the Board of Directors or withheld as to some or all of the nominees.

Increase of Authorized Shares. The Proposal to increase the number of authorized shares of common stock from one million shares to five million shares will require the favorable vote of at least a majority of all outstanding shares of M&F Bancorp, Inc.

Approval of Anti-Takeover Measures. Each of the proposed Amendments to the Articles of Incorporation set forth as separate items to be voted upon under Proposal No. 3 will require approval by at least three-fourths (75%) of all outstanding shares of M&F Bancorp, Inc. Because M&F Bancorp, Inc. is further asking stockholders to approve in Proposal No. 3g that any amendment, repeal, or deletion of the anti-takeover amendments proposed in Proposal No. 3 not be effective unless approved by three-fourths (75%) vote of the stockholders, that same three-fourths (75%) vote of the stockholders is required to approve each of the items set forth under Proposal No. 3.


Ratification of Accountants. The Board of Directors has selected Deloitte & Touche, L.L.P. to act as the independent auditor for M&F Bancorp., Inc. for the fiscal year ended December 31, 2000. This proposed ratification will require the favorable vote of at least a majority of all shares of M&F Bancorp, Inc. which are voted on the measure.


Other Matters. Any other matters presented for consideration at the Annual Meeting will require the vote of at least a majority of the shares present and voting at the meeting. Management currently knows of no other matters to be presented before the Annual Meeting.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy sheet and return it to M&F Bancorp, Inc., it will be voted as you direct. If you give no directions on your proxy, the shares represented by your proxy will be voted FOR each of the Proposals, including the election of the nominees for directors listed in this proxy statement and each of the proposed Amendments to the Articles of Incorporation. If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have discretion to vote on those matters according to their best judgment. "Street name" stockholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, your proxy may be withdrawn at any time before it is voted by

         - delivering written notice to Fohliette W. Becote, Corporate Secretary, M&F Bancorp, Inc., at 2634 Chapel Hill Blvd.,
             Durham, North Carolina 27707, on or before the taking of the vote at the annual meeting, or
         -   completing a later dated proxy, or
         -   attending the annual meeting and voting in person.

WHO PAYS THE COSTS OF SOLICITING PROXIES?

The enclosed proxy is solicited by the Board of Directors of M&F Bancorp, Inc. M&F Bancorp, Inc. will bear the costs of soliciting proxies for the annual meeting. In addition to soliciting proxies by mail, M&F Bancorp, Inc.'s directors, officers and employees may solicit proxies personally or by telephone or fax. No director, officer or employee of M&F Bancorp, Inc. who solicits proxies will receive any compensation for their solicitation other than their regular compensation for the positions they hold. M&F Bancorp, Inc. does not intend to pay any compensation to any other persons for the solicitation of proxies. However, it will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses to mail proxy materials for beneficial owners.

                                 STOCK OWNERSHIP

WHO ARE THE OWNERS OF THE GREATEST PERCENTAGE OF M&F BANCORP, INC. STOCK?


Name and Address of                 Amount and Nature        Percent of Outstanding
  Beneficial Owner               of Beneficial Ownership          Common Stock
  ----------------               -----------------------          ------------
Mrs. Vivian M. Sansom                     90,399                     10.59%
1521 Cross Link Road
Raleigh, NC 27610

Mrs. Selena W. Wheeler                    87,417                     10.24%
302 Formosa Avenue
Durham, NC 27707

North Carolina Mutual                     78,000                      9.14%
411 W. Chapel Hill Street
Durham, NC 27701

HOW MUCH STOCK DO M&F BANCORP, INC.'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

The following table shows the beneficial ownership of M&F Bancorp, Inc. common stock as of March 17, 2000 by:

         -   Each director and director nominee;

         - The chief executive officer and those persons who served as executive officers in 1999 and who received salaries and bonuses in excess of $100,000 during 1999; and

         -   All directors and executive officers as a group.

For purposes of this table and according to Rule 13d-3 under the Securities Exchange Act of 1934, a person is the beneficial owner of any shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership where the persons named in the table possess voting and/or investment power over the shares.


                                                                       Shares of Common Stock Beneficially
                                                                             Owned at March 17, 2000
                                                                             ------------------------
                                                                Amount and Nature of        Percent of Outstanding
Name of Beneficial Owner                                        Beneficial Ownership             Common Stock
------------------------                                        --------------------             ------------
Fohliette W. Becote....................................                  750                         *
Genevia Gee Fulbright .................................                  528                         *
W. Donald Harrington .................................                   150                         *
Lee Johnson, Jr........................................                1,344                         *
Benjamin S. Ruffin.....................................                4,458                         *
Joseph M. Sansom ......................................                  924                         *
Harold G. Sellars .....................................                  385                         *
Maceo K. Sloan .......................................                 6,063                         *
E. Elaine Small........................................                  550                         *
Aaron L. Spaulding.....................................               15,261                       1.79%
Julia W. Taylor .......................................               21,160                       2.48%
Directors and executive officers
as a group (11 persons) ...............................               51,573                       6.04%


------------
* Represents less than 1.0% of M&F Bancorp Inc.'s outstanding common stock.

                               EXECUTIVE OFFICERS

The following table provides information about the executive officers of M&F Bancorp, Inc. and Mechanics and Farmers Bank. All officers are appointed by the Board of Directors and serve at the pleasure of the Board for an unspecified term.


                                                                              HAS SERVED M&F BANCORP, INC.
                                                                                OR MECHANICS AND FARMERS
NAME                       AGE    POSITION                                             BANK SINCE
----                       ---    --------                                             ----------
Julia W. Taylor (1)         62    Chairman, President and Chief Executive                 1965
                                  Officer of M&F Bancorp; Chairman and
                                  Chief Executive Officer of Mechanics &
                                  Farmers Bank
Lee Johnson, Jr.            56    Vice President of M&F Bancorp, Executive                1968
                                  Vice President/Chief Financial
                                  Officer/Financial Group Executive of Mechanics
                                  and Farmers Bank
Fohliette W. Becote         41    Secretary and Treasurer of M&F Bancorp,                 1983
                                  Senior Vice President/Comptroller and
                                  Corporate Secretary of Mechanics and
                                  Farmers Bank
W. Donald Harrington        37    Senior Vice President/Credit Group                      1994
                                  Executive of Mechanics and Farmers Bank


----------------

(1)      For additional background information on Ms. Taylor, see "Proposal 1:
         Election of Directors" on page ___ of this proxy statement.


                                                                       HAS SERVED M&F BANCORP, INC.
                                                                            OR MECHANICS AND
NAME                    AGE    POSITION                                    FARMERS BANK SINCE
----                    ---    --------                                    ------------------
Harold G. Sellars        47    Senior Vice President/Banking Group                 1998
                               Executive of Mechanics and Farmers Bank
E. Elaine Small          50    Senior Vice President/Operations Group              1972
                               Executive of Mechanics and Farmers Bank
                                                   ----------



           INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

HOW OFTEN DID THE BOARD OF DIRECTORS OF M&F BANCORP, INC. MEET DURING 1999?

During the year ended December 31, 1999, the Board of Directors of M&F Bancorp, Inc. held two (2) meetings. No director of M&F Bancorp, Inc. attended fewer than 75% of the total meetings of the Board.

During 1999 the Board of Directors of M&F Bancorp, Inc. did not have any committees.

During 1999 the Board of Directors of M&F Bancorp, Inc. did not receive any compensation for service.

HOW OFTEN DID THE BOARD OF DIRECTORS OF MECHANICS AND FARMERS BANK MEET DURING 1999?

During the year ended December 31, 1999, the Board of Directors of Mechanics and Farmers Bank held seven (7) meetings. No director of Mechanics and Farmers Bank attended fewer than 75% of the total meetings of the Board and committees on which a director served during this period.

The Executive Committee may act, between meetings of the Board of Directors, with all the authority of the full Board of Directors. The committee met five
(5) times during 1999.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

The Board of Directors of Mechanics and Farmers Bank has an Audit Committee and Compensation and Management Development Committee. There is no Nominating Committee.

Audit Committee. The Audit Committee:

         - Reviews and approves the services of Mechanics and Farmers Bank's independent auditors;
         - Reviews the plan, scope and audit results of the internal auditors and the independent auditors;
         -   Reviews the reports of bank regulatory authorities; and
         - Reviews the annual and other reports to the Securities and Exchange Commission and the annual report to M&F Bancorp, Inc.'s stockholders.

The Audit Committee consists of directors B.S. Ruffin (chairman of the committee), G.G. Fulbright, J.M. Sansom, J.C. Scarborough III, M.K. Sloan, and W.S. Tucker. None of the members of the Audit Committee are officers or employees of Mechanics and Farmers Bank or any subsidiary. There were five (5) meetings of the Audit Committee during the year ended December 31, 1999.

Compensation and Management Development Committee. The Compensation and Management Development Committee reviews and recommends compensation arrangements for senior management. The members of the Compensation and Management Development Committee are directors B.S. Ruffin (Chairman of the committee), G.G. Fulbright, J.M. Sansom, W.J. Kennedy III (Director Emeritus) and Lem Long, Jr. (Director Emeritus). None of the members of the Committee are officers or employees of Mechanics and Farmers Bank or any subsidiary of Mechanics and Farmers Bank. There was one (1) meeting of the Compensation Committee during the year ended December 31, 1999.

HOW ARE DIRECTORS COMPENSATED?


During the year ended December 31, 1999, Mechanics and Farmers Bank's non-officer directors received an annual retainer of $1,500 and a monthly fee of $300 for each Board meeting attended. Non-officer directors also received $275 for each committee meeting attended with the Chairman of the committee receiving $300 per meeting attended. Directors who are officers or employees of M&F Bancorp, Inc. or its subsidiaries received no additional compensation for service as directors or members of Board committees.


HOW CAN A STOCKHOLDER NOMINATE SOMEONE FOR THE BOARD?

According to M&F Bancorp, Inc.'s Bylaws, any stockholder nomination of candidates for election to the Board of Directors at the 2001 annual meeting must be made in writing to M&F Bancorp, Inc.'s Corporate Secretary not fewer than thirty (30) days nor more than fifty (50) days prior to the date of the annual meeting. If fewer than 21 days notice of the annual meeting is given to stockholders, stockholder nominations must be mailed or delivered to M&F Bancorp, Inc.'s Corporate Secretary by the close of business on the seventh day following the day on which the notice of the meeting is mailed.

Stockholder nominations must contain the following information if known to the nominating stockholder:

         -   The name and address of each proposed nominee;
         -   The principal occupation of each proposed nominee;
         - The total number of shares of M&F Bancorp, Inc. common stock that will be voted for each proposed nominee;
         -   The name and address of the nominating stockholder; and
         - The number of shares of M&F Bancorp, Inc. common stock owned by the nominating stockholder.

The chairman of the annual meeting, in her discretion, may disregard any nominations that do not comply with the above-listed requirements. Upon the chairman's instructions, the vote teller may disregard all votes cast for a nominee if the nomination does not comply with the above-listed requirements.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the aggregate compensation paid to M&F Bancorp, Inc.'s chief executive officer and the other executive officer whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 in 1999 for services rendered to M&F Bancorp, Inc. or its subsidiaries in all capacities, paid or accrued, for the year ended December 31, 1999 compared to the same periods ended December 31, 1998 and 1997.



                                Annual Compensation                            Long Term Compensation
                                -------------------                            ----------------------
                                                             Other                    Securities
                                                             Annual     Restricted    Underlying                  All Other
Name and Principal                                           Compen-      Stock        Options/      LTIP         Compen-
Position                Period     Salary      Bonus(1)      sation       Awards         SARs       Payouts       sation(2)
--------                ------     ------      --------      ------       ------         ----       -------       ---------
Julia W. Taylor
   Chairman,            1999      $150,000      $ 9,113         0            0             0            0         $17,539
President and           1998      $133,250      $29,133         0            0             0            0         $30,424
   Chief Executive      1997      $133,750      $25,041         0            0             0            0         $29,085
      Officer
   M&F Bancorp, Inc.
      And
   Mechanics and
      Farmers Bank(3)

Lee Johnson, Jr.        1999      $ 95,000      $ 5,771         0            0             0            0         $16,618
   Vice President -     1998      $ 84,383      $13,963         0            0             0            0         $11,285
      M&F Bancorp;      1997      $ 73,320      $14,559         0            0             0            0         $11,198
   Executive Vice
   President/CFO/
     Financial Group
   Executive of
     Mechanics &
     Farmers Bank



---------------------


(1) Beginning with the calendar year 1998, the Board of Directors approved a management incentive plan to provide additional compensation to Ms. Taylor based on M&F Bancorp, Inc.'s performance as of the end of each calendar year. M&F Bancorp, Inc. accrued for this expense during 1999 and, although payment will not be made until April 7, 2000, because the payment was earned in 1999 as a result of M&F Bancorp, Inc.'s performance during that year, the bonus to Ms. Taylor is deemed to be a part of her compensation for 1999, for purposes of this report, as described above.
(2) For Ms. Taylor: Represents a Company contribution of $ 10,843 to the Retirement Plus Plan and Deferred Salary Agreement, $1,584 in life insurance premiums for coverage in excess of $50,000, and $5,112 in expenses incurred by the Company under the Mechanics and Farmers Bank Supplemental Executive Retirement Plan. For Mr. Johnson: Represents a Company contribution of $6,582 to the Retirement Plus Plan and Deferred Salary Agreement, $728 in life insurance premiums for coverage in excess of $50,000, and $9,308 in expenses incurred by the Company under the Mechanics and Farmers Bank Supplemental Executive Retirement Plan
(3) Ms. Taylor entered into an Executive Employment Agreement with the Bank that, among other things, will pay to Ms. Taylor upon her termination coincident with or within 12 months following a change in control, as defined in the Agreement, a lump sum cash payment equal to 2.99 times the compensation paid to Ms. Taylor in the preceding calendar year. Mr. Johnson entered into a Retention Bonus Agreement that, among other things will pay to Mr. Johnson upon a change in control 12 months base salary upon the consummation date.

OPTION GRANTS DURING 1999

In May 1999, the stockholders approved the adoption of the Incentive Stock Option Plan of 1999, providing for the award of incentive stock options to employees and nonqualified stock options to directors of M&F Bancorp, Inc. at the discretion of the Board of Directors. Under the plan, on the date of grant, the exercise price of the option must at least equal the market value per share of M&F Bancorp, Inc.'s common stock. The plan provides for the granting of options for up to 85,000 (as adjusted for M&F Bancorp, Inc.'s 3-or-2 stock split in January, 2000) common shares. All awards made under the plan require vesting over a three year period beginning on the date of grant. In 1999, no options were granted under the Incentive Stock Option Plan of 1999. Under the plan, the options must be exercised within five years of vesting.

EXECUTIVE EMPLOYMENT AGREEMENT

Mechanics and Farmers Bank entered into an employment agreement with Julia W. Taylor, effective on April 1, 1999. The agreement with Ms. Taylor provides for an annual base salary of $150,000, which may be increased at the discretion of the Board of Directors or by an authorized board committee. In addition to base salary, the agreement provides for Ms. Taylor's participation in employee benefit plans and other fringe benefits applicable to senior executives of Mechanics and Farmers Bank. The term of the agreement will run until April 1, 2000, and then will be automatically renewed for additional terms of one year each unless notice is given prior to the expiration date of any term that renewal will not be effected. In the event the employment of Ms. Taylor is terminated by M&F Bancorp, Inc. at any time for "cause" or by Ms. Taylor without "good reason", both as defined in the agreement, no termination benefit will be payable. If Ms. Taylor is terminated without cause or she terminates the agreement for good reason, a severance benefit will be payable in an amount equal to amount of salary which would otherwise have been paid to her during the then remaining term of the agreement or her base salary for a period of eight
(8) months, plus director's fees, whichever is greater.

The agreement with Ms. Taylor also provides for the payment of a severance benefit to Ms. Taylor in the event of his termination of employment in some cases preceding, and for any reason following by up to two years, a change of control of M&F Bancorp, Inc. or Mechanics and Farmers Bank. Under the terms of the agreement, Ms. Taylor is entitled to receive her then-current base salary for three years following such termination or until the end of the term of the agreement, whichever is longer ($450,000 based on Ms. Taylor's current salary and assuming a three-year payment). In those circumstances, he also is entitled to all benefits in his agreement, to be fully vested as to unvested options, and to have restrictions lapse any restricted stock or other restricted securities.

For purposes of the agreement, "change in control" generally includes:

         - the acquisition by any person of 25% or more of the outstanding securities of M&F Bancorp, Inc.;
         - replacement of incumbent directors or election of newly elected directors constituting a majority of the Board of M&F Bancorp, Inc. where the replacement or election has not been supported by the Board;
         - dissolution, or sale of 50% or more in value of the assets, of either M&F Bancorp, Inc. or Mechanics and Farmers Bank or any of their respective subsidiaries;
         - or the merger of M&F Bancorp, Inc. into any corporation, 25% or more of the outstanding common stock of which is owned by person other than owners of the common stock of M&F Bancorp, Inc. prior to such merger.

The employment agreement with Ms. Taylor provides that in the event the executive receives an amount under the provisions of the agreements that results in imposition of a tax on the executive under the provisions of the Internal Revenue Code Section 4999 (relating to "golden parachute" payments), the employer is obligated to reimburse the executive for that amount, exclusive of any tax imposed by reason of receipt of reimbursement under the employment agreement.

The agreement also restricts the right of Ms. Taylor to compete against Mechanics and Farmers Bank within a 100 mile radius of the main office of Mechanics and Farmers Bank for a period of 12 months following termination of employment, except if employment is terminated without cause or good reason.

RETENTION BONUS AGREEMENTS

Mechanics and Farmers Bank entered into retention bonus agreements with Lee Johnson, Jr., Fohliette W. Becote, Harold Sellars, W. Donald Harrington and E. Elaine Small (the "Executives"), effective on April 1, 1999. The agreements with the Executives provide for the payment of severance benefits to the Executives in the event of a Change in Control. Under the terms of the agreements, the Executives are entitled to receive their then current base salary for one year following such Change in Control in a lump sum payment. Additionally, in the event the Executives' employment is terminated by M&F Bancorp, Inc. or Mechanics and Farmers Bank not for cause coincident with a Change in Control, the Executives are entitled to a lump sum payment of 12 months base salary.

For the purposes of the agreements, "Change of Control" generally includes the acquisition by any person of 50% or more of the outstanding securities of M&F Bancorp, Inc. or the occurrence of any merger, consolidation, exchange or reorganization to which M&F Bancorp, Inc. is a party and to which M&F Bancorp, Inc. is not the surviving entity or the sale of all or substantially all of the assets of M&F Bancorp, Inc.

The agreements also restricts the rights of the Executives to compete against Merchants and Farmers Bank within a 60-mile radius of the main office of Merchants and Farmers Bank for a period of twelve months following the termination of their employment and receipt of the retention bonus, except if their employment is terminated without cause or good reason.

None of the Executives have a 12 month base salary exceeding $100,000.

                        PROPOSAL 1: ELECTION OF DIRECTORS

M&F Bancorp, Inc.'s Articles of Incorporation call for the Board of Directors to fix the exact number of directors from time to time within a range of no fewer than three (3) nor more than nine (9) persons. The Board of Directors has fixed the number of directors for the coming year at six persons.

Directors have one year terms. The individuals elected as directors at this Annual Meeting will hold office until the annual meeting of stockholders in the year 2001 and until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board of Directors. If any nominee becomes unable to serve, the shares represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Information about the nominees for election at the annual meeting is set forth below.

NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

Julia W. Taylor, Director of M&F Bancorp, Inc. Since 1999. Director of Mechanics and Farmers Bank since 1978. Ms. Taylor, 63, is presently Chairman, President and Chief Executive Officer of M&F Bancorp, Inc. and Chairman, President and Chief Executive Officer of Mechanics and Farmers Bank. Mrs. Taylor is the daughter of Mrs. Selena W. Wheeler, who owns more than ten percent of M&F Bancorp, Inc.'s outstanding shares of Common Stock.

Benjamin S. Ruffin, Director of M&F Bancorp, Inc. Since 1999. Director of Mechanics and Farmers Bank since 1977. Mr. Ruffin, 58, is the President of the Ruffin Group, a management consulting firm located in Winston-Salem, North Carolina. Mr. Ruffin was with R. J. Reynolds Tobacco Co. from 1986 until 1999, most recently in the position of Vice President of Corporate Affairs.

Joseph M. Sansom, Director of M&F Bancorp, Inc. Since 1999. Director of Mechanics and Farmers Bank since 1987. Mr. Sansom, 56, is serving the State of North Carolina in the Treasurer's office and has served as the Assistant to the State Treasurer since 1996. Prior to 1996 he worked for IBM in various financial positions and retired in 1995 after 30 years of service. Mr. Sansom is the son of Vivian M. Sansom, who owns more than ten percent of M&F Bancorp, Inc.'s outstanding shares of Common Stock.

Aaron L. Spaulding, Director of M&F Bancorp, Inc. Since 1999. Director of Mechanics and Farmers Bank since 1994. Mr. Spaulding, 57, is the Chairman, President & CEO of Galaxy Travel Group, Inc. Mr. Spaulding also serves as a member of the North Carolina Savings Institutions Commission and as a director of Utendahl Capital Partners which is a company subject to the reporting requirements of the Exchange Act.

Genevia Gee Fulbright, Director of M&F Bancorp, Inc. Since 2000. Director of Mechanics and Farmers Bank since 1994. Ms. Fulbright, 37, is Vice President of Fulbright and Fulbright, CPA, PA and has been associated with the firm since 1987. Prior to 1987 she was employed as a Senior Accountant by Adams, Grant, Werner, & Company (now known as Grant & Smith, CPAs).

Maceo K. Sloan, Director of M&F Bancorp, Inc. Since 2000. Director of Mechanics and Farmers Bank since 1980. Mr. Sloan, 50, is currently Chairman, President & CEO of Sloan Financial Group, Inc. Mr. Sloan serves as Chairman of Calvert-Sloan Advisors, Calvert New World Funds and New Africa Management, LLC, as a director of New Africa Advisors and NCM Capital Management Group, and as a trustee of CREF-College Retirement Equities Fund and TIAA-CREF Mutual Funds, all of which are investment companies subject to the reporting requirements of the Exchange Act.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESDAMES TAYLOR AND FULBRIGHT AND MESSRS. RUFFIN, SANSOM, SLOAN AND SPAULDING AS DIRECTORS OF M&F BANCORP, INC. FOR THE COMING YEAR.

                  PROPOSAL 2: AMENDMENT TO ARTICLES INCREASING
                         THE NUMBER OF AUTHORIZED SHARES

The Board of Directors recommends that the stockholders adopt a proposed amendment to Section 2.1 of the Articles of Incorporation to increase the number of authorized shares from 1,000,000 to 5,000,000.

The Board of Directors recommends the increase in authorized shares in order to permit specific corporate purposes planned by the Board of Directors, as well as to ensure flexibility of action with respect to future opportunities not yet contemplated. If the proposed amendment is adopted, additional shares will be available for issuance from time to time to such persons and for such consideration as the Board of Directors may determine, without necessarily requiring further action by M&F Bancorp, Inc.'s stockholders, other than as may be required in certain instances by North Carolina or federal securities law. The additional shares could be used for various corporate purposes, including stock dividends, acquisitions of other companies, public offerings and stock options and other employee benefit plans.

Opportunities often arise that require prompt action, and the delay necessary for stockholder approval of this authorization of additional shares of stock could be detrimental to M&F Bancorp, Inc. and its stockholders. Although directors do not intend to seek stockholder approval for future issuances of shares unless required by law, the directors will not issue any shares except on terms that the Board of Directors deems to be in the best interest of M&F Bancorp, Inc. and its stockholders.

Increasing the authorized number of shares has also been proposed for the purpose of having an anti-takeover effect, although the Board of Directors has no knowledge of any current efforts to obtain control of M&F Bancorp, Inc. The authorization of additional shares could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of M&F Bancorp, Inc.'s shares, to acquire control of M&F Bancorp, Inc. with a view to imposing a merger, sale of all or any part of its assets or a similar transaction, because the issuance of new shares or the granting of rights to purchase shares, perhaps on very favorable terms, could be used to dilute the stock ownership of a person or entity seeking to obtain control of M&F Bancorp, Inc. Additionally, although the Board of Directors at present has no intention of doing so, authorized but unissued shares could be issued to a holder that would thereby have sufficient voting power to ensure that a merger transaction and any proposal to change the number of directors would not receive the required stockholder vote. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 2.

The language to this Proposal 2 can be found in Section 2.1 of the proposed Amended and Restated Articles of Incorporation attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

            PROPOSAL 3: ADOPTION OF CERTAIN "ANTI-TAKEOVER" DEFENSES
                  BY AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors recommends that stockholders adopt a number of proposed amendments to the Articles of Incorporation that are designed to implement "anti-takeover" defenses for M&F Bancorp, Inc. The proposed Amendments that are designed to have anti-takeover implications are described in Proposals 3a through 3g.

A principal effect of the adoption of the "anti-takeover" Amendments will be to discourage and, therefore, reduce M&F Bancorp, Inc.'s vulnerability to takeover attempts and certain other transactions which have not been negotiated and approved by M&F Bancorp, Inc.'s Board of Directors. While the Board of Directors has no knowledge that any attempt to take over M&F Bancorp, Inc. is being contemplated, takeover transactions have become increasingly common in recent years. An unapproved, non-negotiated takeover attempt may present to stockholders the risk of a takeover on terms less favorable than that which would be attained in a transaction negotiated with and approved by the Board of Directors. For example, non-negotiated takeover bids may be timed to foreclose or minimize the possibility of more favorable competing bids. Additionally, non-negotiated takeover attempts may involve the acquisition of only a controlling interest in M&F Bancorp, Inc.'s stock which would not afford all stockholders the opportunity to participate. Furthermore, a non-negotiated takeover may result in unfavorable tax consequences to stockholders of M&F Bancorp, Inc.

The Board of Directors believes that stockholders at present are inadequately protected from potential abuses of takeovers accomplished by tender offers and certain of the proposed Amendments are part of an overall plan of the Board of Directors to prevent unwanted changes in the control or ownership of M&F Bancorp, Inc. Although under the Bank Holding Company Act of 1956, as amended, a takeover of M&F Bancorp, Inc. by another company as defined in that Act would be subject to prior approval of the Federal Reserve System, and a takeover by an individual or a group, not defined as a company under that Act would be subject to prior disclosure and possible denial under the Change in Bank Control Act, the Board of Directors believes that a tender offer could be used to accomplish a takeover without approval of either the Board of Directors or the stockholders of M&F Bancorp, Inc.

If in the future a takeover attempt should be contemplated, a Board-approved transaction can be planned carefully and undertaken at the optimum time to obtain terms most favorable to stockholders, with due consideration given to such essential matters as the underlying or long-term value of assets and the recognition of gain or loss for tax purposes or the postponement of such recognition in a tax-free transaction. By reducing M&F Bancorp, Inc.'s vulnerability to unilateral takeover attempts, the changes resulting from adopting the "anti-takeover" Amendments may preserve the Board's ability to consider the long and short range impact of proposed transactions and to plan and make decisions accordingly. However, the changes resulting from adoption of the "anti-takeover" Amendments will not necessarily prevent a hostile takeover of M&F Bancorp, Inc. It will, however, give the Board of Directors greater control over M&F Bancorp, Inc.'s future direction.

Despite the belief of the Board of Directors as to the benefits to stockholders of the proposed "anti-takeover" Amendments, those changes may also have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which a majority of M&F Bancorp, Inc.'s stockholders may deem to be in their best interest or in which stockholders may receive a premium for their shares over current market prices. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so. Stockholders also should note that some provisions of the proposed "anti-takeover" Amendments may make it more difficult for holders of a majority of the voting power of the common stock to change the composition of the Board of Directors in circumstances which do not involve a takeover attempt or a related business combination, but where the only reason for such change may be the performance of the incumbent directors. The proposed "anti-takeover" Amendments are described below.

        PROPOSAL 3A: AMENDMENT TO ARTICLES ELIMINATING PREEMPTIVE RIGHTS

Article 8 of M&F Bancorp, Inc.'s Articles of Incorporation currently provides that stockholders have the preemptive right to purchase a pro rata portion of additional shares of stock upon issuance so that the stockholder's existing ownership is not diluted. The Board of Directors believes that it would be in the best interest of M&F Bancorp, Inc. and its stockholders to eliminate the mandatory preemptive right of stockholders to purchase a pro rata portion of additional shares upon issuance. With some exceptions, such as the sale by M&F Bancorp, Inc. of shares repurchased by it and held in treasury for the issuance of shares upon the exercise of options awarded under its current stock option plans when M&F Bancorp, Inc. sells shares of its common stock for cash, holders of M&F Bancorp, Inc.'s stock presently have the preemptive right to acquire additional shares of the common stock in proportion to their holdings so that their ownership percentage is not diluted. M&F Bancorp, Inc.'s right to declare stock dividends and splits will not be affected by the elimination of preemptive rights. The Board of Directors believes that the existence of preemptive rights inappropriately restricts the Board of Directors' ability to react to the potential for issuance of new shares at such times and upon such conditions as the Board of Directors may deem appropriate. The elimination of mandatory preemptive rights does not preclude M&F Bancorp, Inc. from offering shares of its Common Stock to all stockholders in a stock offering should the Board desire to do so. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp entitled to vote at the Annual Meeting is required to adopt Proposal 3a.

The language to this Proposal 3a can be found in Article VII of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF PROPOSAL 3A.

        PROPOSAL 3B: AMENDMENT TO ARTICLES ELIMINATING CUMULATIVE VOTING

Section 6.3 of M&F Bancorp, Inc.'s Articles of Incorporation provides that stockholders shall have cumulative voting rights in the election of directors. Cumulative voting allows shareholders to cast all of their votes for any one or more directors rather than voting for or against each director individually. The Board of Directors believes that it would be in the best interest of M&F Bancorp, Inc. and its stockholders to eliminate cumulative voting rights. The Board of Directors believes that the existence of cumulative voting rights has the potential for allowing a small portion of M&F Bancorp, Inc.'s total stockholders to gain disproportionate representation on M&F Bancorp, Inc.'s Board of Directors.

Deleting cumulative voting rights has been proposed for the purpose of having an anti-takeover effect, although the Board of Directors has no knowledge of any current efforts to obtain control of M&F Bancorp, Inc. The elimination of cumulative voting could have the effect of discouraging an attempt by another person or entity through the acquisition of a small number of M&F Bancorp, Inc. shares to gain representation on M&F Bancorp, Inc.'s Board with a view to imposing a merger, sale of all or part of its assets or a similar transaction. The Board of Directors believes that M&F Bancorp's directors should be elected by a majority of the voting shares. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 3b.

The language to this Proposal 3b can be found in Section 6.3 of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3B.

              PROPOSAL 3C: AMENDMENT TO ARTICLES ALLOWING BOARD TO
                       CONSIDER FACTORS REGARDING MERGERS

The Board of Directors believes that it is in the best interest of M&F Bancorp, Inc. to include in its Articles of Incorporation provisions which allow the Board of Directors to consider various factors in determining what is in the best interests of M&F Bancorp, Inc. and its stockholders, including, but not limited to, deciding whether to enter a merger, reorganization or other business combination transaction.

These provisions would authorize directors of M&F Bancorp, Inc., in connection with the exercise of their judgment in determining what is in the best interests of M&F Bancorp, Inc. and its stockholders when evaluating an actual or proposed business combination, a tender or exchange offer, a solicitation of options or offers to purchase or sell M&F Bancorp, Inc. shares of capital stock by another person, or a solicitation of proxies to vote shares of M&F Bancorp, Inc. capital stock by another person, in addition to considering the adequacy and form of the consideration to be paid in connection with any such transaction, to consider any or all of the following factors and any other factors that they deem relevant:

         - the social and economic effects of the transaction on M&F Bancorp, Inc. and its subsidiaries, its and their employees, depositors, loan and other customers, and creditors and the communities in which M&F Bancorp, Inc. and its subsidiaries operate or are located;

         - the business and financial condition, and earnings prospects of the acquiring person, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person, and the possible effect of such conditions upon M&F Bancorp, Inc. and its subsidiaries and the other elements of communities in which they operate or are located;

         - the competence, experience and integrity of the acquiring person and its management;

         - the prospects for a successful conclusion of the business combination, offer or proposal, and

         -   M&F Bancorp, Inc.'s prospects as an independent entity.

These provisions shall be deemed solely to grant discretionary authority to the Board of Directors.

A Board of Directors is generally limited to considering primarily the interest of stockholders when deciding on whether to enter into a merger, a sale of all or substantially all of the assets of a corporation or other similar transaction. Although courts which have reviewed this issue have indicated that a board may consider other constituencies, such as the impact of communities in which it does business, it is, nevertheless, not entirely clear how far a board may go in considering such "other constituencies" in making such evaluation. M&F Bancorp, Inc.'s Board of Directors verifies that, although the manner and effect to which a matter may affect stockholders is a vital element in any consideration of the matter, the impact upon other constituencies which necessarily affects the success of the company (and, hence, benefits the stockholders) is also a legitimate factor to consider. M&F Bancorp, Inc.'s Board of Directors believes that the Board should be authorized to consider such other constituencies in its determination of what is in the best interests of M&F Bancorp, Inc. and its stockholders. A number of corporations have adopted provisions for their articles of incorporation similar to those described herein.

By proposing this provision, M&F Bancorp, Inc.'s Board of Directors is alerting stockholders to, and seeking their approval of, the Board of Directors' view that its obligation to evaluate certain kinds of transactions, including a merger, a tender or exchange offer, or proposal therefor, will extend beyond merely evaluating consideration offered in strict financial terms as measured at the particular time. The value of the consideration offered is of primary importance, but in the view of M&F Bancorp, Inc.'s Board of Directors, it should not necessarily be determinative.

One effect of this amendment may be that if a stockholder were to challenge the legal basis for a decision of M&F Bancorp, Inc.'s Board of Directors in a merger or takeover context (either the refusal to sell M&F Bancorp, Inc. or the entering into an acquisition transaction with a specific party), a court may give greater deference to the decision of M&F Bancorp, Inc.'s Board. In other words, the amendment may dissuade stockholders who might be displeased with M&F Bancorp, Inc. Board of Directors' response to a merger, tender offer or other transaction from engaging M&F Bancorp, Inc. in costly and time-consuming litigation. Such litigation might involve an allegation by a stockholder that M&F Bancorp, Inc. Board of Directors breached an obligation to the stockholder by not limiting its evaluation of a transaction solely to the value of the transaction consideration in relation to the market price of M&F Bancorp, Inc.'s securities or properties.

Thus, the approval of Proposal 3c may have certain anti-takeover effects by enabling the Board of Directors to decline to approve an offer that stockholders, even a majority of stockholders, might favor because, in the Board's judgment, the factors that the Board is entitled to consider under the proposal lead M&F Bancorp, Inc. Board to conclude that the offer is not in the best interests of M&F Bancorp, Inc. and its stockholders despite what may appear to be a premium price for stockholders. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 3c.

The language to this Proposal 3c can be found in Section 8.1 of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3C.

           PROPOSAL 3D: AMENDMENT TO ARTICLES REQUIRING A "FAIR PRICE"
                   TO ALL STOCKHOLDERS FOR MERGER TRANSACTIONS

The Board of Directors believes that it is in the best interests of M&F Bancorp, Inc. to include in M&F Bancorp, Inc.'s Articles of Incorporation a provision requiring that, in a merger or other certain business combinations involving a stockholder who controls more than 20% of the outstanding capital stock of M&F Bancorp, Inc. that each stockholder who is independent of the acquiring stockholder receive at least a specified amount for his or her shares.

The fair price provision is designated to encourage potential acquirers to negotiate at arm's length with the Board of Directors. In the absence of such negotiations, this provision seeks to ensure that any multi-step attempt to take over M&F Bancorp, Inc. will be made on terms offering similar treatment to all stockholders. In the past, there have been takeovers of publicly held companies accomplished by the purchase of blocks of stock in open market purchases or otherwise at a price above the prevailing market prices, followed by a second step merger or other transaction in which the shares acquired or purchased for less than the value paid in the first step.

In a transaction where the fair price rules apply, the requirements include:

         - the consideration to be received in the business combination is in cash or in the same form as the interested stockholder has paid for the largest number of shares acquired by such interested stockholder and

         - the per share consideration to be received by holders of outstanding stock in the business combination (other than the interested stockholder) is equal to the highest of

                  - the highest per share price paid by such interested stockholders in acquiring M&F Bancorp's stock in the three years prior to the announcement of the business combination, or in the transaction in which it became an interested stockholder,

                  - the fair market value per share on the announcement date or on the date on which the interested stockholder became an interested stockholder, or

                  - The price per share equal to the fair market value (as determined by the non-interested directors in good faith) per share of the stock of the Corporation determined pursuant to subparagraph (b)(ii) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of stock of M&F Bancorp, Inc. acquired by it within the three year period immediately prior to the Announcement Date to
                           (2) the Total Stockholders' Equity per share of common stock (determined in accordance with generally accepted accounting principles) on the first date in such three year period on which the interested stockholder acquired any shares of stock of M&F Bancorp, Inc.

The Board of Directors recognizes that not all two-tiered tender offers or other two-step transactions are intended to pressure stockholders into hasty decisions or to discriminate among stockholders. However, taking all factors into consideration, the Board believes that it is appropriate to take action to reduce the possibility to two-tiered transactions which are unfair.

While the Board believes that the fair price provision is in the best interests of M&F Bancorp, Inc.'s stockholders, there are several possible negative considerations. The effect of the fair price provision may be to deter a future takeover attempt which the Board has not approved, but which a majority of stockholders may deem to be in their best interest or in which stockholders may receive a premium for their shares over the then market value. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 3d.

The language to this Proposal 3d can be found in Section 8.3 of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3D.

            PROPOSAL 3E: AMENDMENT TO THE ARTICLES REQUIRING DIRECTOR
                            REMOVAL ONLY FOR "CAUSE"

M&F Bancorp, Inc.'s Bylaws currently provide that a director may be removed with or without cause by a vote of a majority of voting stockholders. The Board recommends an amendment to the Articles of Incorporation to require the directors be removed only for cause. This amendment may discourage potential purchasers because it would operate to delay the purchaser's ability to obtain control of the Board of Directors by petitioning to remove a director for any reason other than for cause. In addition, the amendment would prohibit stockholders who do not approve of policies of the Board of Directors from replacing a majority of directors, unless they can show cause and obtain the requisite vote. For the same reason, this amendment may so deter certain mergers, tender offers or other takeover attempts which some of the company's voting stock may deem to be in their best interests. In addition to adding this language to the Article of Incorporation, the conflicting language of the Bylaws will be removed. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 3e.

The language to this Proposal 3e can be found in Section 6.4 of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3E.

       PROPOSAL 3F: AMENDMENT TO ARTICLES REQUIRING SUPERMAJORITY APPROVAL
                             OF CERTAIN TRANSACTIONS

The Board of Directors believes that it is in the best interest of M&F Bancorp, Inc. to include in its Articles of Incorporation a provision establishing supermajority voting approval requirements for certain business combinations between M&F Bancorp, Inc. and a potential acquirer unless the transaction has been approved by a majority vote of the Board of Directors. The Board of Directors believes that it is in the best interest of M&F Bancorp, Inc. to include this amendment in its Articles of Incorporation in order to ensure that any potential acquirer presents its offer to acquire M&F Bancorp, Inc. to the Board of Directors to ensure the fairness of the offer. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 3f.

The language to this Proposal 3f can be found in Section 8.2 of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3F.

           PROPOSAL 3G: AMENDMENT TO ARTICLES REQUIRING SUPERMAJORITY APPROVAL FOR AMENDMENT OR REPEAL OF ARTICLES OF INCORPORATION

The Board of Directors believes that it is in the best interest of M&F Bancorp, Inc. to include in M&F Bancorp, Inc.'s Articles of Incorporation a provision requiring that certain provisions of M&F Bancorp, Inc.'s Articles be amended or eliminated only by a higher stockholder vote than is required under North Carolina law. Such a provision is intended to limit the ability of stockholders to eliminate the anti-takeover effects of provisions of M&F Bancorp, Inc. Articles. If this amendment is approved, any small stockholder who wishes to repeal or amend the anti-takeover defenses listed above would have to get the approval of three-fourths of M&F Bancorp, Inc.'s stockholders. The affirmative vote of the holders of at least three-fourths of the outstanding shares of Common Stock of M&F Bancorp, Inc. entitled to vote at the Annual Meeting is required to adopt Proposal 3g.

The language to this Proposal 3g can be found in Section 8.4 of the proposed Amended and Restated Articles of Incorporated attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3G.


             PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The certified public accounting firm of Deloitte & Touche, L.L.P. has been appointed by the Board of Directors to serve as the independent accountants for 2000, and a proposal to ratify that appointment will be submitted for voting by the stockholders at the annual meeting. Representatives of Deloitte & Touche are expected to attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 4.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and greater than 10% stockholders to file reports of their ownership and any changes in ownership of M&F Bancorp, Inc. securities with the Securities and Exchange Commission. These directors, executive officers and greater than 10% stockholders are required by regulation to provide M&F Bancorp, Inc. with a copy of any Section 16(a) reports they file. Based on M&F Bancorp, Inc.'s review of copies of these reports received by it and written representations made to M&F Bancorp, Inc. by these persons, M&F Bancorp, Inc. believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were complied with during the year ended December 31, 1999.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

During the year ended December 31, 1999, several directors and executive officers of M&F Bancorp, Inc. and Mechanics and Farmers Bank and their associates, were customers of Mechanics and Farmers Bank, and it is anticipated that these persons will continue to be customers of Mechanics and Farmers Bank in the future. All transactions between Mechanics and Farmers Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of repayment or present other unfavorable features.




                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. If other matters are properly brought before the annual meeting, the persons appointed in the proxy intend to vote the shares represented by the proxy according to their best judgment.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the annual meeting of stockholders in 2001 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by M&F Bancorp, Inc. no later than February 9, 2001.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO VOTING.

                                  MISCELLANEOUS

M&F Bancorp, Inc.'s annual report for the year ended December 31, 1999 has been mailed along with this proxy statement to all stockholders of record as of March 17, 2000. Any stockholder who has not received a copy of this annual report may obtain a copy by writing to M&F Bancorp, Inc. The annual report is not be treated as part of the proxy solicitation material or having been incorporated by reference in this proxy statement.

A copy of M&F Bancorp, Inc.'s Form 10-KSB that is to be filed with the Securities and Exchange Commission by March 30, 2000 will be provided to you without charge if you are a stockholder of M&F Bancorp, Inc. as of March 17, 2000. Please make your written request to Fohliette Becote, Corporate Secretary, M&F Bancorp, Inc., 2634 Chapel Hill Blvd., Durham, North Carolina 27707.

                                                                     EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                M&F BANCORP, INC.

                                    ARTICLE I

         The name of the corporation is M&F Bancorp, Inc. (the "Corporation").

                                   ARTICLE II

         Section 2.1. Total Authorized Shares of Capital Stock. The Corporation shall have authority to issue a total of 5,000,000 shares of capital stock, none of which shall have any par value, divided into such classes as follows:


                         Class                        Number of Shares
                         -----                        ----------------
                       Common Stock                       5,000,000


         Section 2.2. Common Stock. The shares of Common Stock shall be one and the same class. Subject to the rights of holders of any Preferred Stock as determined by the Board of Directors pursuant to the North Carolina Business Corporation Act ("NCBCA") as now constituted or hereafter amended, the holders of shares of Common Stock shall have one vote per share on all matters on which holders of shares of Common Stock are entitled to vote and shall be entitled to participate pro rata after preferential rights of holders of any Preferred Stock in the distribution of the net assets of the Corporation upon dissolution.

                                   ARTICLE III

         The street address and county of the current registered office of the Corporation is 2634 Chapel Hill Blvd., Durham County, Durham, North Carolina 27707. The mailing address of the current registered office of the Corporation is Post Office Box 1932, Durham, North Carolina 27702. The name of the current registered agent is J.W. Taylor.

                                   ARTICLE IV

         The name and address of the incorporator is as follows:

                          J.W. Taylor
                          2634 Chapel Hill Blvd.
                          Durham, North Carolina 27707

                                    ARTICLE V

         The provisions of Article 9 and Article 9A of the NCBCA entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act", respectively, shall not be applicable to the Corporation.

                                   ARTICLE VI

         Section 6.1. Board of Directors. The number of directors of the Corporation shall not be less than three (3) nor more than nine (9), with the exact number to be fixed from time to time as provided in the Corporation's Bylaws.

         Section 6.2. Initial Board of Directors. The number of directors constituting the initial Board of Directors of the Corporation shall be nine
(9).

         Section 6.3. Cumulative Voting in Election of Directors. The shareholders of the Corporation shall not have the right to cumulate their votes in the election of directors.

         Section 6.4. Removal of Directors. No director shall be removed during the term of his or her office by the stockholders unless such removal is for "cause" and such removal is approved by the holders of three-quarters of the outstanding stock of the Corporation. For the purposes of this Article, "cause" shall be defined to mean (i) the criminal prosecution and conviction during the course of the director's service as a director of this Corporation of an act of fraud, embezzlement, theft, or personal dishonesty (excepting minor traffic and similar violations in the nature of a misdemeanor under North Carolina law);
(ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust described in the Federal Deposit Insurance Act, as amended, or any successor federal statute that would disqualify such director from serving as a director of the Corporation or any of its wholly-owned depository institution subsidiaries, or (iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors, under any of the Corporation's fidelity bonds or insurance policies covering its directors, officers or employees. Any attempt to remove a director for "cause" must be established after written notice of specific charges and the opportunity to meet and refute such charges.

                                   ARTICLE VII

         Shareholders shall not have preemptive rights, provided, however, that the Corporation's Board of Directors, in its sole discretion, may choose to permit preemptive rights upon any new stock issuance.

                                  ARTICLE VIII

         Section 8.1. Board Approval of Certain Transactions. In deciding whether to recommend to shareholders or reject any proposed merger, share exchange, consolidation, reverse stock split, sale, exchange or lease of all or substantially all of the assets of the Corporation, or engage in any similar transaction, the Board of Directors may consider any or all of the following factors and any other factors they deem relevant:

                  (a) the social and economic effects of the transaction on M&F Bancorp, Inc. and its subsidiaries, its and their employees, depositors, loan and other customers, and creditors and the communities in which the Company and its subsidiaries operate or are located;

                  (b) the business and financial condition, and earnings prospects of the acquiring person, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person, and the possible effect of such conditions upon M&F Bancorp, Inc. and its subsidiaries and the other elements of communities in which they operate or are located;

                  (c) the competence, experience and integrity of the acquiring person and its management;

                  (d) the prospects for a successful conclusion of the business combination, offer or proposal, and

                  (e) M&F Bancorp, Inc.'s prospects as an independent entity.

These provisions shall be deemed solely to grant discretionary authority to the Board of Directors.

         Section 8.2. Shareholder Approval of Certain Transactions. The affirmative vote of the holders of not less than 75% of the outstanding stock of the Corporation is required to authorize (a) a merger, share exchange or consolidation of the Corporation with, or (b) a sale, exchange, or lease of all or substantially all of the assets of the Corporation to, any person or entity unless approval of any such transaction in (a) or (b) above is recommended by at least a majority of the entire Board of Directors. If any such transaction is recommended to shareholders by at least a majority of the Board of Directors, then only a majority vote of shareholders is required. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25% or more of the total assets as reflected on a consolidated balance sheet of the Corporation as of a date no earlier than 45 days prior to any acquisition of such assets. The affirmative vote of the holders of not less than 75% of the outstanding voting stock of the Corporation is required to amend or repeal the provisions of this Section 8.2.

         Section 8.3. Fair-Price Requirements for Certain Transactions. The affirmative vote of the holders of not less than 75% of the outstanding stock of the Corporation and the affirmative vote of the holders of not less than a majority of the outstanding stock held by stockholders other than the Controlling Party (as defined below) shall be required for the approval or authorization of any merger, share exchange, consolidation, reverse stock split, sale, exchange or lease of all or substantially all of the assets of the Corporation (collectively referred to as "Transactions") if any such Transaction involves any stockholder owning or controlling 20% or more of the corporation's stock at the time of the proposed Transaction ("Controlling Party"); provided, however, that these voting requirements shall not be applicable in any Transaction in which all of the conditions specified in either of the following subparagraphs (a) and (b) are met:

                  (a) The Transaction shall have been approved by a majority of the Continuing Directors (as defined below).

                  (b) The aggregate amount of (x) cash and (y) fair market value (as determined by the Continuing Directors in good faith) as of the date of the consummation of any Transaction of consideration other than cash, to be received per share by the holders of stock of this Corporation in such Transaction shall be at least equal to the highest amount determined under sub-clauses (i), (ii) and (iii), below:

                           (i) The highest per share price (including any
                  brokerage commissions, Transfer taxes and soliciting dealer's fees) paid by the Controlling Party for any share of stock of the Corporation acquired by it (1) within the three-year period immediately prior to the first public announcement of the proposed Transaction (the "Announcement Date") or (2) the Transaction in which it became a Controlling Party, whichever is higher;

                           (ii) The fair market value (as determined by the
                  Continuing Directors in good faith) per share of stock of the Corporation on the Announcement Date or on the date on which the Controlling Party became a Controlling Party, whichever is higher;

                           (iii) The price per share equal to the fair market
                  value (as determined by the Continuing Directors in good faith) per share of the stock of the Corporation determined pursuant to subparagraph (b)(ii) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, Transfer taxes and soliciting dealers'
                  fees) paid by the Controlling Party for any shares of stock of the Corporation acquired by it within the three year period immediately prior to the Announcement Date to (2) the Total Stockholders' Equity per share of common stock (determined in accordance with generally accepted accounting principles) on the first date in such three year period on which the Controlling Party acquired any shares of stock of the Corporation.

         The term "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not a Controlling Party or in any manner affiliated or associated with or a representative of the Controlling Party and was a member of the Board of Directors prior to the time the Controlling Party became a Controlling Party, and any person who subsequently becomes a member of the Board of Directors, while such person is a member of the Board of Directors, who is not a Controlling Party or in any manner affiliated or associated with or a representative of the Controlling Party if such person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors then in office. Under no circumstances shall this Corporation be deemed to be a Controlling Party.

                                   ARTICLE IX

Supermajority Approval for Amendments. Unless a greater voting requirement is required by law for these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of three-fourths of the outstanding stock of the Corporation is required to amend Sections 6.3, 6.4, Article VII, Sections 8.1, 8.2, 8.3, and this Article IX. Unless a greater voting requirement is required by law or these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding stock of the Corporation is required to amend all other provisions of these Articles of Incorporation.

         This the ___ day of ___________, 2000.



                                             -----------------------------------
                                             J. W. Taylor
                                             Chairman, President and CEO

                            APPENDIX TO SCHEDULE 14A

                           --------------------------

                                      PROXY

                           --------------------------

                    M&F BANCORP, INC., DURHAM, NORTH CAROLINA

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 3, 2000



The undersigned hereby appoints Vivion R. Patterson, Joseph M. Sansom, Julia W. Taylor and Walter S. Tucker or either of them, as proxies, with full power of substitution to vote as Proxy for the undersigned at the Annual Meeting of Stockholders of M&F Bancorp, Inc. to be held at the Sheraton Imperial Hotel and Convention Center, I-40 at Page Road, Research Triangle Park, North Carolina, at 10:00 a.m. Local Time, on Wednesday, May 3, 2000, and at any and all adjournments thereof, the number of shares which the undersigned will be entitled to vote if then personally present, for the following purposes:


1. To elect six (6) individuals to serve as Directors until the 2001 Annual Meeting. The nominees are:

                                Julia W. Taylor
                                Benjamin S. Ruffin
                                Joseph M. Sansom
                                Aaron L. Spaulding
                                Genevia Gee Fulbright
                                Maceo K. Sloan

         [ ] FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS INDICATED BELOW).

         [ ] WITHHOLD AUTHORITY TO VOTE FOR NOMINEES. To withhold authority to vote for any individual nominee, strike a line through the nominee's name as set forth above.

2. To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000 to 5,000,000.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. To approve amendments to the Articles of Incorporation that are designed to implement "anti-takeover" defenses.

     a. To approve an amendment to the Articles of Incorporation to eliminate the preemptive rights of stockholders to purchase additional shares upon issuance.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

     b. To approve an amendment to the Articles of Incorporation to eliminate the rights of stockholders to cumulate their votes in the election of directors.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

     c. To approve an amendment to the Articles of Incorporation that would allow the Board of Directors to consider certain factors in approving or disapproving any potential merger offer.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

     d. To approve an amendment to the Articles of Incorporation requiring any potential acquiror to pay an equal price for all shares of M&F Bancorp, Inc. in the event of an acquisition offer.

         [ ]  FOR                [ ] AGAINST              [ ] ABSTAIN

     e. To approve an amendment to the Articles of Incorporation requiring that members of the Board of Directors be removed only for cause.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

     f. To approve an amendment to the Articles of Incorporation requiring that any transaction not recommended by the Board of Directors be approved by at least a three-fourths favorable vote of the stockholders.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

     g. To approve an amendment to the Articles of Incorporation requiring that any amendment, repeal or deletion of the "anti-takeover" amendments be approved by at least a three-fourths favorable vote of the stockholders.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN


4. To ratify the selection of Deloitte & Touche, L.L.P. as the independent auditor for the fiscal year ended December 31, 2000.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN


5. Authority to transact other such business as may properly come before the meeting or any adjournment thereof.


         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

                         PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, IF SIGNED AND RETURNED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

NOTE: Please date this Proxy and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each joint owner must sign.


-----------------------------------                  -------------------------
              Signature                                        Date


-----------------------------------                  -------------------------
              Signature                                       Date